Exhibit e.2.a

100 Pearl Street Hartford, CT 06103	800.248.7971	VIRTUS.COM

Virtus Mutual Funds Sales Agreement Amended Annex A September 2017 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

ALTERNATIVES		EQUITY
Virtus Aviva Multi-Strategy Target Return Fund	A C I R6 T*	Virtus Ceredex Large-Cap Value Equity Fund	A C I R6 T*
Virtus Duff & Phelps Global Infrastructure Fund	A C I T*	Virtus Ceredex Mid-Cap Value Equity Fund	A C I R6 T*
Virtus Duff & Phelps Global Real Estate Securities Fund	A C I R6 T*	Virtus Ceredex Small-Cap Value Equity Fund	A C I T*
Virtus Duff & Phelps International Real Estate Sec Fund	A C I T*	Virtus Contrarian Value Fund	A C I R6 T*
Virtus Duff & Phelps Real Estate Securities Fund	A C I R6 T*	Virtus Horizon Wealth Masters Fund	A C I T*
Virtus Duff & Phelps Select MLP and Energy Fund	A C I T*	Virtus KAR Captial Growth Fund	A C I T*
Virtus Rampart Alternatives Diversifier Fund	A C I T*	Virtus KAR Mid-Cap Core Fund	A C I T*
		Virtus KAR Mid-Cap Growth Fund	A C I T*
ASSET ALLOCATION		Virtus KAR Small-Cap Core Fund	A C I R6 T*
Virtus Conservative Allocation Strategy Fund	A C I T*	Virtus KAR Small-Cap Growth Fund	A C I T*
Virtus Growth Allocation Strategy Fund	A C I T*	Virtus KAR Small-Cap Value Fund	A C I R6 T*
Virtus Herzfeld Fund	A C I T*	Virtus Rampart Enhanced Core Equity Fund	A C I T*
Virtus Rampart Multi-Asset Trend Fund	A C I T*	Virtus Rampart Equity Trend Fund	A C I R6 T*
Virtus Strategic Allocation Fund	A C T*	Virtus Rampart Low Volatility Equity Fund	A C I T*
Virtus Tactical Allocation Fund	A C T*	Virtus Rampart Sector Trend Fund	A C I T*
		Virtus Silvant Large-Cap Growth Stock Fund	A C I R6 T*
		Virtus Silvant Small-Cap Growth Stock Fund	A C I R6 T*
		Virtus Zevenbergen Innovative Growth Stock Fund	A I T*

* Class T shares are registered as of the date of this Annex A, but they are not expected to commence operations or be available for sale unless/until sufficient demand is expressed; in the event that Class T shares become available for sale, notice will be provided but no further amendment to this Annex A will be required for their sale.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

(Continued on next page)

VP Distributors, LLC 100 Pearl Street, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

100 Pearl Street Hartford, CT 06103	800.248.7971	VIRTUS.COM

Virtus Mutual Funds Sales Agreement Amended Annex A September 2017 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

FIXED INCOME		INTERNATIONAL/GLOBAL
Virtus Newfleet Bond Fund	A C I R6 T*	Virtus Duff & Phelps International Equity Fund	A C I T*
Virtus Newfleet CA Tax-Exempt Bond Fund	A I T*	Virtus Horizon International Wealth Masters Fund	A C I T*
Virtus Newfleet Credit Opportunities Fund	A C I R6 T*	Virtus KAR Emerging Markets Small-Cap Fund	A C I T*
Virtus Newfleet High Yield Fund	A C I R6 T*	Virtus KAR Global Quality Dividend Fund	A C I T*
Virtus Newfleet Low Duration Income Fund	A C I T*	Virtus KAR International Small-Cap Fund	A C I R6 T*
Virtus Newfleet Multi-Sector Intermediate Bond Fund	A C I R6 T*	Virtus Rampart Global Equity Trend Fund	A C I T*
Virtus Newfleet Multi-Sector Short Term Bond Fund	A C C1 I R6 T*	Virtus Vontobel Emerging Markets Opportunities Fund	A C I R6 T*
Virtus Newfleet Senior Floating Rate Fund	A C I R6 T*	Virtus Vontobel Foreign Opportunities Fund	A C I R6 T*
Virtus Newfleet Tax-Exempt Bond Fund	A C I T*	Virtus Vontobel Global Opportunities Fund	A C I T*
Virtus Seix Core Bond Fund	A I R R6 T*	Virtus Vontobel Greater European Opportunities Fund	A C I T*
Virtus Seix Corporate Bond Fund	A C I T*	Virtus WCM International Equity Fund	A I R6 T*
Virtus Seix Floating Rate High Income Fund	A C I R6 T*
Virtus Seix Georgia Tax-Exempt Bond Fund	A I T*	TARGET DATE
Virtus Seix High Grade Municipal Bond Fund	A I T*	Virtus DFA 2015 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix High Income Fund	A I R R6 T*	Virtus DFA 2020 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix High Yield Fund	A I R R6 T*	Virtus DFA 2025 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix Investment Grade Tax-Exempt Bond Fund	A I T*	Virtus DFA 2030 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix Limited Duration Fund	I T*	Virtus DFA 2035 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix North Carolina Tax-Exempt Bond Fund	A I T*	Virtus DFA 2040 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix Short-Term Bond Fund	A C I T*	Virtus DFA 2045 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix Short-Term Municipal Bond Fund	A I T*	Virtus DFA 2050 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix Total Return Bond Fund	A I R R6 T*	Virtus DFA 2055 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix U.S. Govt Securities Ultra-Short Bond Fund	I R6 T*	Virtus DFA 2060 Target Date Retirement Income Fund	A I R6 T*
Virtus Seix U.S. Mortgage Fund	A C I T*
Virtus Seix Ultra-Short Bond Fund	I T*
Virtus Seix Virginia Intermediate Municipal Bond Fund	A I T*

* Class T shares are registered as of the date of this Annex A, but they are not expected to commence operations or be available for sale unless/until sufficient demand is expressed; in the event that Class T shares become available for sale, notice will be provided but no further amendment to this Annex A will be required for their sale.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC 100 Pearl Street, Hartford, CT 06103

Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

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Class A Shares

Equity, Asset Allocation, International/Global, Alternative, Target Date Retirement Income Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	5.75%	5.00%
$50,000 but under $100,000	4.75	4.25
$100,000 but under $250,000	3.75	3.25
$250,000 but under $500,000	2.75	2.25
$500,000 but under $1,000,000	2.00	1.75
$1,000,000 or more	None	None

Newfleet Bond, Newfleet Credit Opportunities, Newfleet High Yield, Newfleet Multi-Sector Intermediate Bond,

Seix High Income, Seix Core Bond, Seix Corporate Bond, Seix Total Return Bond, Seix High Yield Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	3.75%	3.25%
$50,000 but under $100,000	3.50	3.00
$100,000 but under $250,000	3.25	2.75
$250,000 but under $500,000	2.25	2.00
$500,000 but under $1,000,000	1.75	1.50
$1,000,000 or more	None	None

Newfleet Tax-Exempt Bond, Newfleet CA Tax-Exempt Bond, Newfleet Senior Floating Rate, Seix Georgia Tax-Exempt Bond

Seix High Grade Municipal Bond, Seix Investment Grade Tax-Exempt Bond, Seix North Carolina Tax-Exempt Bond,

Seix Floating Rate High Income, Seix Virginia Intermediate Municipal Bond Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less than $50,000	2.75%	2.25%
$50,000 but under $100,000	2.25	2.00
$100,000 but under $250,000	1.75	1.50
$250,000 but under $500,000	1.25	1.00
$500,000 but under $1,000,000	1.00	1.00
$1,000,000 or more	None	None

       Newfleet Multi-Sector Short Term Bond, Newfleet Low Duration Income, Seix Short-Term Bond Fund, Seix Short-Term

Municipal Bond, Seix U.S Mortgage Bond Funds

Amount of		Dealer Discount
Transaction	Sales Charge	or Agency Fee
Plus Applicable Rights	As Percentage of	As Percentage of
of Accumulation:	Offering Price	Offering Price

Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.75	1.50
$250,000 or more	None	None

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Class A Shares continued

12b-1 Fees: 0.15% - Virtus Seix Georgia Tax-Exempt Bond, Virtus Seix High Grade Municipal Bond, Virtus Seix North Carolina Tax-Exempt Bond, Virtus Seix Short-Term Municipal Bond and Virtus Seix Virginia Intermediate Municipal Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.15% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.20% - Virtus Seix U.S. Mortgage and Virtus Seix Short-Term Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.20% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.25% - All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the thirteenth month following purchase of Class A shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Finder’s Fee and CDSC Applicable to Virtus Sector Trend and Fixed Income Funds (excluding Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Income Fund, Virtus Seix U.S Mortgage Fund, Virtus Seix Short-Term Bond Fund and Virtus Seix Short-Term Municipal Bond Fund): VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $1,000,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Income Fund, Virtus Seix U.S Mortgage Fund, Virtus Seix Short-Term Bond Fund and Virtus Seix Short-Term Municipal Bond Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $250,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made within 12 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 12 month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Equity, Asset Allocation, International/Global, Alternative and Target Date Retirement Income Funds Class A Shares: (excluding Virtus Sector Trend Fund) VPD may pay broker-dealers a Finder’s Fee in an amount equal to 1.00% of eligible Class A Share purchases from $1,000,000 to $3,000,000, 0.50% on amounts of $3,000,001 to $10,000,000 and 0.25% on amounts greater than $10,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 1% may apply on certain redemptions made within 18 months following purchases of Class A shares on which a Finder’s Fee has been paid to a dealer. The 18 month period begins on the last day of the month preceding the month in which the purchase was made.

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Class C Shares

Sales Commission:

1% for all Class C Funds except Virtus Newfleet Multi-Sector Short Term Bond Fund

0% for Virtus Newfleet Multi-Sector Short Term Bond Fund

When original purchases of the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C are exchanged to other Class C or C1 shares, the dealer will receive a 1% sales commission.

CDSC: 1% for all Class C Funds, except Virtus Newfleet Multi-Sector Short Term Bond Fund (no CDSC). Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD. The CDSC on applicable Class C shares is 1% for one year from each purchase.

Distribution Fee: 0.25% - 0.75% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually for Virtus Newfleet Multi-Sector Short Term Bond Fund, and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Trail Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Class C1 Shares – Virtus Newfleet Multi-Sector Short Term Bond Fund only

Dealer Concession: 1%

CDSC: 1% for one year from the date of each purchase.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C1 shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Service Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class C1 shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Distribution Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Class R Shares

Service Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.25% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

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Class I Shares

There is no dealer compensation payable on Class I shares, and they do not pay any 12b-1 distribution or service fees.

Class R6 Shares

R6 Shares are available only to certain employer-sponsored retirement plans, including Section 401(k), 403(b) and 457, profit-sharing, money purchase pension and defined benefit plans and non-qualified deferred compensation plans, in each case provided that plan level or omnibus accounts are held on the books of the fund. Other institutional investors may be permitted to purchase Class R6 Shares subject to the fund’s determination of eligibility and may be subject to a $2,500,000 minimum initial investment requirement. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares. Class R6 Shares do not carry sales commissions or pay Rule 12b-1 fees, or make payments to dealers or other entities to assist in, or in connection with, the sale of the fund’s shares.

Class T Shares **

Class T shares will be available if/when they are opened by the Fund and will be available only through financial intermediaries.

Amount of
Transaction	Sales Charge
At Offering Price	Paid to Dealer

Less than $250,000	2.50%
$250,000 but under $500,000	2.00
$500,000 but under $1,000,000	1.50
$1,000,000 or more	1.00

12b-1 Fees: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more per Fund CUSIP to qualify for payment in that Fund class. See below for Terms and Conditions for Service and Distribution Fees.

** Effective upon inception of this share class

Terms and Conditions for Service and Distribution Fees – All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of an penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

VPD 80A (Sept 2017 rev.)

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